Report of Independent Registered Public Accounting Firm

The Board of Trustees and Shareholders
Evergreen Fixed Income Trust

In planning and performing our audit of the financial statements of Evergreen Ultra Short Opportunities Fund (formerly Evergreen Ultra Short Bond Fund), a series of Evergreen Fixed Income Trust, for the year ended June 30, 2005, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of Evergreen Fixed Income Trust is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with U.S. generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use, or disposition. Because of inherent limitations in internal control, error or fraud may

 occur and not be  detected.   Also,  projection  of any
evaluation  of  internal  control  to future  periods  is  subject  to the risk that it may  become  inadequate  because  of changes in
conditions or that the effectiveness of the design and operation may deteriorate. Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under the standards of the Public Company Accounting

 Oversight Board (United States). A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be

 prevented or detected.   However, we noted no matters involving
internal control and its operation,  including  controls for safeguarding securities, which we consider to be material weaknesses as defined above as of June 30, 2005.
This report is intended  solely for the  information  and use of management and the Board of Trustees of Evergreen Fixed Income Trust and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

Boston, Massachusetts
August 23, 2005